                                                                    EXHIBIT 99.1
DATE: January 28, 2000

FROM:                                               FOR:
Padilla Speer Beardsley Inc.                        Tower Automotive, Inc.
224 Franklin Avenue West                            4508 IDS Center
Minneapolis, Minnesota 55404                        Minneapolis, Minnesota 55402

John Mackay (612) 871-8877                          Scott Rued (612) 342-2310

FOR IMMEDIATE RELEASE

TOWER AUTOMOTIVE ANNOUNCES INCREASED REVENUES, OPERATING INCOME AND NET INCOME FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 1999

         MINNEAPOLIS, January 28 -- Tower Automotive, Inc. (NYSE: TWR), today announced increased operating results for the fourth quarter and year ended December 31, 1999.

         For the fourth quarter of 1999, revenues were $605 million, a 29 percent increase compared with $469 million in the 1998 period. Operating income increased 25 percent to $64 million versus $51 million reported last year. Net income for the fourth quarter of 1999 was $33 million, or 58 cents per diluted share outstanding, versus $27 million, or 50 cents per diluted share, in the comparable 1998 period.

         For the year ended December 31, 1999, revenues were $2.2 billion compared with $1.8 billion last year. Operating income rose to $225 million from $176 million reported last year. Net income for the year ended December 31, 1999 was $117 million, or $2.10 per diluted share outstanding, versus $88 million, or $1.68 per diluted share, in 1998.

         "The performance of Tower Automotive during 1999 reflects our ability to improve operating results by continuous enhancement of our business processes," stated Dug Campbell, president and chief executive officer of Tower Automotive. "Earnings per share were up 16 percent for the quarter and 25 percent for the full year reflecting continued strong sales for the light trucks and car models we serve. Additionally, our new capability to produce large structural stampings and vehicle surface panels increased our content per vehicle and contributed to increased earnings for the quarter and the year."

         Tower Automotive, Inc., produces a broad range of assemblies and modules for vehicle structures and suspension systems for original equipment manufacturers of automobiles including Ford, DaimlerChrysler, GM, Honda, Toyota, Nissan, Auto Alliance, Fiat, BMW and Volkswagen. Products include body structural assemblies such as pillars and package trays, control arms, suspension links, engine cradles, floor pans, surface panels and full frame assemblies. The company is based in Grand Rapids, Mich., and has its corporate office in Minneapolis, Minn.

                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)


                                                        Three Months Ended                      Year Ended
                                                           December 31,                         December 31,
                                                 ------------------------------    ----------------------------
                                                      1999             1998             1999             1998
                                                 -------------- ---------------    ------------   -------------
Revenues                                         $      604,599  $      468,625    $  2,170,003    $  1,836,479

Cost of sales                                           506,476         395,345       1,823,103       1,562,167
                                                 --------------  --------------    ------------   -------------


  Gross profit                                           98,123          73,280         346,900         274,312

Selling, general and administrative
    expenses                                             29,564          19,201         105,950          85,169

Amortization expense                                      4,161           3,438          15,803          13,472
                                                 --------------  --------------    ------------    ------------

  Operating income                                       64,398          50,641         225,147         175,671

Interest expense, net                                    12,810           7,088          37,981          40,318
                                                 --------------  --------------    ------------    ------------

  Income before provision for
     income taxes                                        51,588          43,553         187,166         135,353

Provision for income taxes                               20,635          17,421          74,866          54,143
                                                 --------------  --------------    ------------    ------------

  Income before equity in earnings of
    joint ventures and minority interest                 30,953          26,132         112,300          81,210

Equity in earnings of joint ventures                      4,309           3,695          15,268          12,708

Minority interest - dividends on trust
    preferred securities, net                            (2,619)         (2,619)        (10,480)         (5,878)
                                                 --------------  --------------     -----------     -----------

Net income                                       $       32,643  $       27,208    $    117,088    $     88,040
                                                 ==============  ==============    ============    ============

Basic earnings per common share
                                                 $         0.70  $         0.59    $       2.50    $       1.91
                                                 ==============  ==============    ============    ============

Basic shares outstanding                                 46,879          46,280          46,751          46,204
                                                 ==============  ==============    ============    ============

Diluted earnings per common share
                                                 $         0.58  $         0.50    $       2.10    $       1.68
                                                 ==============  ==============    ============    ============

Diluted shares outstanding                               63,864          63,491          63,974          59,711
                                                 ==============  ==============    ============    ============


                     TOWER AUTOMOTIVE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                                         December 31,          December 31,
                             Assets                                          1999                  1998

Current assets:
       Cash and cash equivalents                                       $           3,617      $          3,434
       Accounts receivable                                                       353,351               239,888
       Inventories                                                               110,897                76,913
       Prepaid tooling and other                                                  90,191               115,859
                                                                       -----------------      ----------------
             Total current assets                                                558,056               436,094
                                                                       -----------------      ----------------

Property, plant and equipment, net                                             1,075,861               821,873
Restricted cash                                                                        -                 2,677
Investments in joint ventures                                                    290,705               209,625
                                                                       -----------------      ----------------
Goodwill and other assets, net                                                   627,928               465,898
                                                                       -----------------      ----------------
                                                                        $      2,552,550      $      1,936,167
                                                                       =================      ================

             Liabilities and Stockholders' Investment
Current liabilities:
       Current maturities of long-term debt and capital lease
          Obligations                                                   $         13,876      $         18,191
       Accounts payable                                                          276,673               214,194
       Accrued liabilities                                                       140,567                96,773
                                                                       -----------------      ----------------
             Total current liabilities                                           431,116               329,158
                                                                       -----------------      ----------------

Long-term debt, net of current maturities                                        699,678               316,579
Obligations under capital leases, net of current maturities                       21,543                25,770
Convertible subordinated notes                                                   200,000               200,000
Deferred income taxes                                                             50,736                20,376
Other noncurrent liabilities                                                     163,592               178,738
                                                                       -----------------      ----------------
             Total noncurrent liabilities                                      1,135,549               741,463
                                                                       -----------------      ----------------

Mandatorily redeemable trust convertible preferred securities                    258,750               258,750

Stockholders' investment:
       Common stock                                                                  471                   463
       Warrants to acquire common stock                                            2,000                 2,000
       Additional paid-in capital                                                437,216               426,471
       Retained earnings                                                         294,522               177,434
       Treasury stock                                                             (4,492)                   --
       Accumulated other comprehensive income (loss)                              (2,582)                  428
                                                                       -----------------      ----------------
             Total stockholders' investment                                      727,135               606,796
                                                                       -----------------      ----------------
                                                                       $       2,552,550      $      1,936,167
                                                                       =================      ================

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